                                                                    EXHIBIT 99.5


                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

         I hereby consent to being named as a person about to become a director to the Board of Directors of Vista Energy Resources, Inc., a Delaware corporation, in its Registration Statement on Form S-4 and any amendments thereto filed with the Securities and Exchange Commission.




                                             /s/ MARK L. WITHROW
                                             -----------------------------------
                                                Mark L. Withrow

Dated: December 9, 1999